                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [ ]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         MGIC Investment Corporation
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                         MGIC Investment Corporation
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:


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    (2) Aggregate number of securities to which transactions applies:


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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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    (4) Proposed maximum aggregate value of transaction:


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    (5) Total fee paid:


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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

MGIC Investment Corporation

WILLIAM H. LACY

President and Chief Executive Officer

                                                                   March 24,1997

Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of MGIC Investment Corporation, which will be held in Vogel Hall at the Marcus Center for the Performing Arts, 123 East State Street, Milwaukee, Wisconsin, on Thursday, May 1, 1997, at 9:00 a.m. We look forward to greeting as many of our shareholders as are able to be with us.

     As explained in the accompanying proxy statement, this year, in addition to the election of directors and ratification of the appointment of independent accountants, shareholders are being asked to approve amendments to the MGIC Investment Corporation 1991 Stock Incentive Plan. Your Board of Directors unanimously recommends that you vote FOR the nominees for director identified in the proxy statement and FOR both of the proposals. At the meeting, we will report on the state of our business and there will be an opportunity for you to ask questions.

     Wayne J. Roper, who has been a director of MGIC Investment Corporation since 1985, will be retiring from the Board of Directors at the annual meeting. On behalf of the Board, I would like to thank Wayne for his dedicated service and many contributions to the company.

     WHETHER OR NOT YOU EXPECT TO ATTEND, TO ENSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided.

Sincerely,

William H. Lacy

William H. Lacy
President and Chief Executive Officer

                          MGIC INVESTMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                                  MAY 1, 1997

To the Shareholders of
  MGIC Investment Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MGIC Investment Corporation (the "Corporation"), a Wisconsin corporation, will be held in Vogel Hall at the Marcus Center for the Performing Arts, 123 East State Street, Milwaukee, Wisconsin, on Thursday, May 1, 1997 at 9:00 a.m., for the following purposes:

          (1) To elect a class of four directors of the Corporation to serve for a term of three years expiring at the 2000 Annual Meeting;

          (2) To consider and vote upon a proposal to amend the MGIC Investment Corporation 1991 Stock Incentive Plan;

          (3) To consider and vote upon a proposal to ratify the appointment of Price Waterhouse LLP as independent accountants for 1997; and

          (4) To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 10, 1997, as the record date to determine the shareholders entitled to notice of and to vote at this meeting.

By Order of the Board of Directors

Jeffrey H. Lane, Secretary
Milwaukee, Wisconsin
March 24, 1997

                             YOUR VOTE IS IMPORTANT
        PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD

                          MGIC INVESTMENT CORPORATION

                                   MGIC PLAZA
                              POST OFFICE BOX 488
                           MILWAUKEE, WISCONSIN 53201

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are first being mailed on or about March 24, 1997, in connection with the solicitation of proxies on behalf of the Board of Directors of MGIC Investment Corporation (the "Corporation"), a Wisconsin corporation, for use at the Annual Meeting of Shareholders to be held at 9:00 a.m., Thursday, May 1, 1997, in Vogel Hall at the Marcus Center for the Performing Arts in Milwaukee, Wisconsin.

     The record date is March 10, 1997 for determining shareholders entitled to vote at the meeting. As of that date, 59,126,892 shares of Common Stock were outstanding and entitled to be voted. For each matter which may come before the meeting, shareholders will be entitled to one vote for each share of Common Stock registered in the shareholder's name on the record date.

The enclosed proxy is solicited by the Board of Directors of the Corporation. If the proxy is properly executed and returned, and choices are specified, the shares represented thereby will be voted at the meeting in accordance with those instructions. If no choices are specified, a properly executed proxy will be voted as follows:

     FOR--Election to the Board of the four individuals nominated by the Board of Directors;

     FOR--Approval of amendments to the MGIC Investment Corporation 1991 Stock Incentive Plan; and

     FOR--Ratification of the appointment of Price Waterhouse LLP as independent accountants for the fiscal year ending December 31, 1997.

     Proxies are revocable by written notice to the Secretary of the Corporation at any time prior to their exercise and may also be revoked by signing and delivering a proxy with a later date. Shareholders present at the meeting may withdraw their proxies and vote in person.

     Votes cast by proxy or in person at the meeting will be counted by representatives of Firstar Trust Company, the transfer agent and registrar of the Common Stock, which has been appointed by the Corporation to act as inspector of election for the meeting. The inspector of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

     A "broker non-vote" occurs when a broker (or other nominee) does not have authority to vote on a particular matter without instructions and has not received such instructions. The inspector of election will treat broker non-vote shares as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, broker non-vote shares will be disregarded in the calculation of a plurality or of "votes cast."

     The Corporation's Annual Report to Shareholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. However, the Annual Report to Shareholders is not incorporated by reference into this Proxy Statement and is not to be deemed a part of this Proxy Statement.

                                STOCK OWNERSHIP

     The following table sets forth, as of January 31, 1997, unless otherwise noted, certain stock ownership information regarding all shareholders known by the Corporation to be the beneficial owners of more than 5% of the Corporation's Common Stock, each executive officer named in the Summary Compensation Table herein and all directors and executive officers as a group. Unless otherwise noted, the owners have sole voting and investment power with respect to such shares.

                                                                   SHARES       PERCENT
                                                                BENEFICIALLY      OF
                            NAME                                   OWNED         CLASS
                            ----                                ------------    -------
The Northwestern Mutual Life Insurance Company ("NML")
  720 East Wisconsin Avenue
  Milwaukee, Wisconsin 53202 (1)(2).........................     10,469,500      17.7%
William H. Lacy (3).........................................        263,205          *
Curt S. Culver (4)..........................................         70,560          *
J. Michael Lauer (5)........................................        127,452          *
Lawrence J. Pierzchalski (6)................................         55,946          *
Gordon H. Steinbach (7).....................................        171,030          *
All directors and executive officers as a group (19 persons)
  (8)(9)....................................................        733,403       1.2%

------------
 *  Less than 1%

(1) Information with respect to ownership of the Corporation's Common Stock as of December 31, 1996 is included in reliance upon statements filed by the owner with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

(2) NML has sole voting and investment power as to 10,449,100 shares and shared voting and investment power as to 20,400 shares.

(3) Includes 138,480 shares which Mr. Lacy had the vested right to acquire as of January 31, 1997, or which become vested within sixty days thereafter pursuant to options granted under the Corporation's 1989 Stock Option Plan and the Corporation's 1991 Stock Incentive Plan. Excludes 3,900 shares held directly by his children, or by Mr. Lacy as custodian for his children, as to all of which shares Mr. Lacy disclaims beneficial ownership. Also excludes 9,500 shares owned by a charitable foundation of which Mr. Lacy is an officer and director, as to which shares he has shared voting and investment powers and disclaims beneficial ownership.

(4) Includes 65,160 shares which Mr. Culver had the vested right to acquire as of January 31, 1997, or which become vested within sixty days thereafter pursuant to options granted under the Corporation's 1989 Stock Option Plan and the Corporation's 1991 Stock Incentive Plan. Excludes 200 shares held by Mr. Culver as custodian for his minor child, as to which shares Mr. Culver disclaims beneficial ownership.

(5) Includes 5,232 shares held in the Corporation's Profit Sharing and Savings Plan and Trust; 120,260 shares which Mr. Lauer had the vested right to acquire as of January 31, 1997, or which become vested within sixty days thereafter pursuant to options granted under the Corporation's 1989 Stock Option Plan and the Corporation's 1991 Stock Incentive Plan; and 1,200 shares as to which both voting and investment powers are shared. Excludes 2,900 shares held by Mr. Lauer as custodian for his two children, as to which shares Mr. Lauer disclaims beneficial ownership.

(6) Includes 2,121 shares held in the Corporation's Profit Sharing and Savings Plan and Trust; and 53,825 shares which Mr. Pierzchalski had the vested right to acquire as of January 31, 1997, or which become vested within sixty days thereafter pursuant to options granted under the Corporation's 1989 Stock Option Plan and the Corporation's 1991 Stock Incentive Plan.

(7) Includes 7,870 shares held in the Corporation's Profit Sharing and Savings Plan and Trust; 105,160 shares which Mr. Steinbach had the vested right to acquire as of January 31, 1997, or which become vested within sixty days thereafter pursuant to options granted under the Corporation's 1989 Stock Option Plan and the Corporation's 1991 Stock Incentive Plan; and 10,000 shares as to which both voting and investment powers are shared. Excludes 40,000 shares owned by Mr. Steinbach's wife and 5,000 shares owned by two trusts in which Mr. Steinbach has shared voting and investment powers, as to all of which shares Mr. Steinbach disclaims beneficial ownership.

(8) Information with respect to the ownership of the Corporation's Common Stock by each nominee for the Board of Directors and each director continuing in office is set forth below under "Election of Directors."

(9) Includes 492,055 shares of Common Stock subject to acquisition upon the exercise of employee stock options granted under the Corporation's 1989 Stock Option Plan and the Corporation's 1991 Stock Incentive Plan which were vested as of January 31, 1997, or which become vested within sixty days thereafter; 15,339 shares of Common Stock held in the Corporation's Profit Sharing and Savings Plan and Trust; 20,700 shares of Common Stock as to which both voting and investment powers are shared; 724 shares of Common Stock as to which the beneficial owner has sole voting power; and 10,000 shares of Common Stock awarded under the Corporation's 1993 Restricted Stock Plan for Non-Employee Directors. Excludes 93,500 shares of Common Stock which are held individually by or as custodian for, family members, or as trustee, or by a charitable foundation, and as to which beneficial ownership is disclaimed by an executive officer or director, including shares described in footnotes 3, 4, 5 and 7 above and set forth below in footnotes 3 and 5 under "Election of Directors." Also excludes 10,469,500 shares of Common Stock held by NML. James D. Ericson and Edward J. Zore, who are executive officers of NML and directors of the Corporation, have each disclaimed beneficial ownership of such shares.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

NOMINEES FOR ELECTION

     The Board of Directors is divided into three classes, with the directors of each class serving for a term of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each Annual Meeting for a three-year term.

     Each of the following incumbent directors whose term expires this year has been nominated and recommended by the Board of Directors for election to serve as a director for a three-year term of office ending at the time of the 2000 Annual Meeting and thereafter until a successor is duly elected and qualified.

Karl E. Case          William A. McIntosh          Leslie M. Muma          Peter
                                  J. Wallison

     Each nominee has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected. However, if at the time of the Annual Meeting any of the nominees named above is not available to serve as a director (an event which the Board of Directors does not now anticipate), the proxies will be voted for the election as directors of such other person or persons as the Board of Directors may designate, unless the Board of Directors, in its discretion, reduces the number of directors.

     Wayne J. Roper, 72, a director of the Corporation since 1985, will retire at the Annual Meeting in accordance with the Corporation's policy on retirement of directors.

SHAREHOLDER VOTE REQUIRED

     Each nominee receiving a plurality of the votes cast at the meeting will be elected as a director. Only votes cast for a nominee will be counted. Votes cast include votes under proxies which are signed, but which do not have contrary voting instructions. Broker non-votes, abstentions and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will be disregarded in the calculation of a plurality of the "votes cast."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE NOMINEES NAMED ABOVE, AND UNLESS A SHAREHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE PROXY WILL BE VOTED FOR THE NOMINEES.

     Set forth on the following pages for each nominee and for each director whose term expires in a subsequent year is certain information, including age, principal occupation, business experience for at least the past five years, the year first elected a director of the Corporation, and the Committees of the Board of Directors on which each director serves.

                                                                                                 SHARES
                                      NAME, PRINCIPAL OCCUPATION                  DIRECTOR    BENEFICIALLY
                                        AND OTHER INFORMATION                      SINCE        OWNED(1)
                                      --------------------------                  --------    ------------
NOMINATED FOR ELECTION FOR A TERM ENDING 2000

Karl E. Case            KARL E. CASE, age 50, is Marion Butler McLean
                        Professor of Economics at Wellesley College where he
                        has taught since 1976. Dr. Case has been Visiting
                        Scholar at the Federal Reserve Bank of Boston since
                        1985 and a lecturer on economics and tax policy in the
                        International Tax Program at the Harvard Law School
                        since 1980. He also is a Director of the New England
                        Economic Project, Inc. and Century Bank & Trust. Dr.
                        Case is Chairman of the Risk Management Committee of
                        the Board of Directors. He is a graduate of Miami
                        University, Oxford, Ohio, and holds M.A. and Ph.D.
                        degrees from Harvard University.                            1991          1,000(2)

William A. McIntosh     WILLIAM A. MCINTOSH, age 57, is a financial services
                        consultant. Mr. McIntosh was an executive committee
                        member and a managing director at Salomon Brothers, an
                        investment banking firm, when he retired in 1995 after
                        35 years of service. He is a member of the Management
                        Development and Securities Investment Committees of
                        the Board of Directors. Mr. McIntosh is a graduate of
                        Xavier University, Ohio.                                    1996          2,000(2)

Leslie M. Muma          LESLIE M. MUMA, age 52, has been President and Chief
                        Operating Officer of Fiserv, Inc., a financial
                        industry automation products and services firm, since
                        1984. He is a member of the Audit Committee of the
                        Board of Directors. Mr. Muma holds degrees in
                        Theoretical Mathematics and Business from the
                        University of South Florida.                                1995          5,000(2)

                                                                                                 SHARES
                                      NAME, PRINCIPAL OCCUPATION                  DIRECTOR    BENEFICIALLY
                                        AND OTHER INFORMATION                      SINCE        OWNED(1)
                                      --------------------------                  --------    ------------
Peter J. Wallison       PETER J. WALLISON, age 55, has been a partner in the
                        law firm of Gibson, Dunn & Crutcher since April 1987,
                        and before that was Counsel to the President of the
                        United States from March 1986 to March 1987. Mr.
                        Wallison is a member of the Audit Committee of the
                        Board of Directors. He holds a B.A. degree from
                        Harvard College and an L.L.B. degree from the Harvard
                        Law School.                                                 1990          1,000(2)

DIRECTORS CONTINUING IN OFFICE
Term Ending 1999

Mary K. Bush            MARY K. BUSH, age 48, has been President of Bush &
                        Company, an international financial advisory firm,
                        since 1991. Ms. Bush was Managing Director and Chief
                        Operating Officer of the Federal Housing Finance
                        Board, a U.S. government agency, from 1989 to 1991,
                        Vice President-International Finance of the Federal
                        National Mortgage Association, a secondary mortgage
                        institution, from 1988 to 1989, and served the
                        President of the United States as a member of the
                        Board of the International Monetary Fund from 1984 to
                        1988. She is a member of the Advisory Board of
                        Washington Mutual Investors Fund. Ms. Bush is a member
                        of the Audit Committee of the Board of Directors. Ms.
                        Bush is a graduate of Fisk University and holds an MBA
                        degree from the University of Chicago.                      1991          1,000(2)

David S. Engelman       DAVID S. ENGELMAN, age 59, is a private investor. Mr.
                        Engelman was Chairman, President and Chief Executive
                        Officer of UnionFed Financial Corporation from 1991
                        until March 1997, and he held the same positions at
                        its subsidiary, Union Federal Bank, until the Office
                        of Thrift Supervision appointed a receiver for the
                        Bank in August 1996. From 1989 to 1991, Mr. Engelman
                        was a consultant to Portland General Corporation, a
                        diversified public utility holding company, with
                        responsibility for the management and liquidation of
                        the real estate operations and assets. He is a member
                        of the Risk Management Committee of the Board of
                        Directors. Mr. Engelman is a graduate of the
                        University of Arizona.                                      1993          2,800(2)

                                                                                                 SHARES
                                      NAME, PRINCIPAL OCCUPATION                  DIRECTOR    BENEFICIALLY
                                        AND OTHER INFORMATION                      SINCE        OWNED(1)
                                      --------------------------                  --------    ------------
Kenneth M. Jastrow, II  KENNETH M. JASTROW, II, age 49, has been Chief
                        Financial Officer and Group Vice President of
                        Temple-Inland Inc., a holding company with interests
                        in paper, forest products and financial services,
                        since 1992. He also has been President of Guaranty
                        Federal Bank, F.S.B., a subsidiary of Temple-Inland
                        Inc., since 1994, and Chairman and Chief Executive
                        Officer of Temple-Inland Mortgage Corporation, a
                        subsidiary of Guaranty Federal Bank, F.S.B., since
                        1991. He is a member of the Risk Management Committee
                        of the Board of Directors. Mr. Jastrow is a graduate
                        of the University of Texas.                                 1994          1,000(2)

William H. Lacy         WILLIAM H. LACY, age 52, has been President and Chief
                        Executive Officer of the Corporation since 1987. Mr.
                        Lacy is a Director of Firstar Bank Milwaukee. He is
                        Chairman of the Executive Committee of the Board of
                        Directors and a member of the Securities Investment
                        Committee. Mr. Lacy attended the United States Air
                        Force Academy and is a graduate of the University of
                        Wisconsin-Milwaukee.                                        1984        263,205(3)

DIRECTORS CONTINUING IN OFFICE
Term Ending 1998

James A. Abbott         JAMES A. ABBOTT, age 57, served as President and Chief
                        Executive Officer of First Union Mortgage Corporation,
                        a mortgage banking company, from January 1980 until
                        his retirement in December 1994. Mr. Abbott is
                        Chairman of the Audit Committee of the Board of
                        Directors. He is a graduate of the University of North
                        Carolina.                                                   1989          3,000(2)

                                                                                                 SHARES
                                      NAME, PRINCIPAL OCCUPATION                  DIRECTOR    BENEFICIALLY
                                        AND OTHER INFORMATION                      SINCE        OWNED(1)
                                      --------------------------                  --------    ------------
James D. Ericson        JAMES D. ERICSON, age 61, has been President and Chief
                        Executive Officer of The Northwestern Mutual Life
                        Insurance Company since October 1993, and before that
                        Mr. Ericson served The Northwestern Mutual Life
                        Insurance Company as President and Chief Operating
                        Officer from 1990 to 1993 and as Executive Vice
                        President-Investments from 1987 to 1990. He is a
                        Trustee of The Northwestern Mutual Life Insurance
                        Company and a Director of Northwestern Mutual Series
                        Fund, Inc., Consolidated Papers, Inc. and Green Bay
                        Packaging Corp. Mr. Ericson holds a B.A. degree and an
                        L.L.B. degree from State University of Iowa.                1985            -0-(4)
Sheldon B. Lubar        SHELDON B. LUBAR, age 67, has been Chairman and Chief
                        Executive Officer of Christiana Companies, Inc., an
                        operating and investment company with interests in
                        logistics, public storage warehousing and
                        manufacturing, since 1987, and also has been Chairman
                        of Lubar & Co., Incorporated, a private investment
                        firm, since 1977. Mr. Lubar is a Director of Ameritech
                        Corporation, Energy Ventures, Inc., Firstar
                        Corporation and Massachusetts Mutual Life Insurance
                        Co. He is Chairman of the Securities Investment
                        Committee of the Board of Directors and a member of
                        the Executive and Management Development Committees.
                        Mr. Lubar holds a B.B.A. degree and an L.L.B. degree
                        from the University of Wisconsin-Madison.                   1991         13,000(2)(5)
Edward J. Zore          EDWARD J. ZORE, age 51, has been Executive Vice
                        President and Chief Financial Officer of The
                        Northwestern Mutual Life Insurance Company since
                        February 1995, and Chief Investment Officer of The
                        Northwestern Mutual Life Insurance Company since 1990.
                        He served as Senior Vice President of The Northwestern
                        Mutual Life Insurance Company from 1990 until 1995.
                        Mr. Zore is a Director of Northwestern Mutual
                        Investment Services, Inc., Northwestern Mutual Life
                        International, Inc., and Baird Financial Corporation,
                        all of which are subsidiaries of The Northwestern
                        Mutual Life Insurance Company. He is a member of the
                        Executive and Securities Investment Committees of the
                        Board of Directors. Mr. Zore holds a B.A. degree and
                        an M.S. degree from the University of
                        Wisconsin-Milwaukee.                                        1990            -0-(4)

------------
(1) The share ownership information is as reported by directors as of January 31, 1997. Unless otherwise noted, all directors have sole voting and investment power with respect to such shares.

    The amount of Common Stock of the Corporation beneficially owned by each director represents less than 1% of the total number of shares outstanding.

(2) Includes 1,000 shares of Common Stock awarded under the Corporation's 1993 Restricted Stock Plan for Non-Employee Directors.

(3) Includes 138,480 shares which Mr. Lacy had the vested right to acquire as of January 31, 1997, or which become vested within sixty days thereafter pursuant to options granted under the Corporation's 1989 Stock Option Plan and the Corporation's 1991 Stock Incentive Plan. Excludes 3,900 shares held directly by his children, or by Mr. Lacy as custodian for his children, as to all of which shares Mr. Lacy disclaims beneficial ownership. Also excludes 9,500 shares owned by a charitable foundation of which Mr. Lacy is an officer and director, as to which shares he has shared voting and investment powers and disclaims beneficial ownership.

(4) Messrs. Ericson and Zore, as executive officers of NML, may be deemed to have a beneficial interest in the 10,469,500 shares of Common Stock of the Corporation beneficially owned by NML; however such individuals have each disclaimed such beneficial ownership. See "Stock Ownership" above.

(5) Excludes 2,000 shares owned by a trust of which Mr. Lubar's wife is a co-trustee; 6,000 shares owned by Mr. Lubar's wife; and an aggregate of 24,000 shares owned by Mr. Lubar's four adult children, as to all of which shares Mr. Lubar disclaims beneficial ownership.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors met five times during 1996, and each director attended at least 75% of the meetings of the Board and committees of the Board on which he or she served that were held during the period in which he or she was a director.

     The Board of Directors has established a number of committees to deal with certain areas of responsibility, including the Audit Committee and the Management Development Committee.

     The members of the Audit Committee are Messrs. Abbot, Muma and Wallison and Ms. Bush. The Audit Committee held five meetings during 1996. The principal functions of the Audit Committee are to review various matters pertaining to: the Corporation's financial statements and regulatory examinations; the Corporation's retention of and relationship with its independent accountants; the effectiveness of the Corporation's internal accounting controls and internal audit function; the adequacy and appropriateness of the Corporation's accounting and financial policies and practices; and the adequacy of statements of policy regarding conflicts of interest and business conduct, and the means used to monitor compliance and grant exceptions.

     The members of the Management Development Committee are Messrs. Lubar, McIntosh and Roper. The Management Development Committee held four meetings during 1996. The principal functions of the Management Development Committee are to: review and approve compensation for the senior management of the Corporation, including salary changes and bonus awards; administer the Corporation's 1989 Stock Option Plan and 1991 Stock Incentive Plan; monitor and evaluate appointments of, and succession planning for, the senior management of the Corporation; and make recommendations concerning the composition of the Board of Directors and its committee structure.

     The Management Development Committee will consider nominees to the Board of Directors who are recommended by shareholders, provided that any such recommendation is submitted in writing by December 1 of the year preceding the year in which the applicable Annual Meeting of Shareholders occurs, accompanied by a description of the proposed nominee's qualifications and other relevant biographical information and the consent of the proposed nominee to serve. The recommendation should be addressed to the Management Development Committee, in care of the Secretary of the Corporation.

COMPENSATION OF DIRECTORS

     No additional compensation is paid to any director who is an employee of the Corporation or of any of its subsidiaries. Directors who are not employees of the Corporation or of NML receive an annual fee for their services of $20,000, plus $2,000 for each Board of Directors meeting attended, and $1,000 for each committee meeting attended other than in connection with a Board of Directors meeting. A director who also serves as chairperson of a committee of the Board receives an additional $2,000 annual fee. Fees that would have been paid by the Corporation to executive officers of NML for their services as directors are paid to NML. The Corporation reimburses directors for travel, lodging and related expenses incurred in connection with attending Board of Directors and committee meetings.

     Under the Corporation's Deferred Compensation Plan for Non-Employee Directors, each director who is not an employee of the Corporation or of an affiliate of the Corporation may elect to defer all or any part of his or her annual retainer and meeting fees for payment on the earlier of his or her death, disability or termination of service as a director or to a future date specified by the participating non-employee director. A participating non-employee director may elect to have his or her deferred compensation account either credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined at the closest preceding January 1 and July 1 of each year or translated on a quarterly basis into share units. Each share unit is equal in value to a share of the Corporation's Common Stock and is ultimately distributed in cash only. If a director defers fees in share units, dividend equivalents in the form of additional share units are credited to the director's account as of the date of payment of cash dividends on the Corporation's Common Stock. Messrs. Case, Jastrow, Lubar, Muma and Roper have elected to participate in this plan. Mr. Lacy, because of his employment by the Corporation, and Messrs. Ericson and Zore, because of their employment by NML, are not eligible to participate in this plan.

     Under the Corporation's 1993 Restricted Stock Plan for Non-Employee Directors, each director who is not an employee of the Corporation or of an affiliate of the Corporation is awarded 1,000 shares of the Corporation's Common Stock, which are restricted until the director ceases to be a director of the Corporation by reason of death, disability or retirement. During the restricted period, the director has the entire beneficial interest in, and all rights and privileges of a shareholder as to, such shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (a) none of the restricted shares of Common Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period; and (b) all of the restricted shares of Common Stock will be forfeited and all rights of the director to such shares will terminate when the director ceases being a director of the Corporation other than by reason of death, disability or retirement.

     For purposes of the 1993 Restricted Stock Plan for Non-Employee Directors, "retirement" of a director means termination of service as a director of the Corporation, if (a) the director at the time of termination was ineligible for continued service as a director under the Corporation's retirement policy for directors, or (b) the director had served as a director of the Corporation for at least three years from the date restricted shares of Common Stock were awarded to such director, and such termination is (i) due to the director's taking a position with or providing services to a governmental, charitable or educational institution whose policies prohibit continued service on the Board of the Corporation, (ii) due to the fact that continued service as a director would be a violation of law, or (iii) not due to the voluntary resignation or refusal to stand for reelection by the director.

     When a director ceases to be a director by reason of death, disability or retirement, all restrictions applicable to the shares of Common Stock lapse. Mr. Lacy, because of his employment by the Corporation, and Messrs. Ericson and Zore, because of their employment by NML, are not eligible to participate in this plan.

     Subject to approval of the amendments to the Corporation's 1991 Stock Incentive Plan at the Annual Meeting (see "Amendments to the MGIC Investment Corporation 1991 Stock Incentive Plan"), the 1993 Restricted Stock Plan for Non-Employee Directors has been terminated by the Board of Directors and no new awards of Common Stock will be made under such plan. Termination of the plan will not affect any prior awards of restricted shares under such plan.

REPORT OF THE MANAGEMENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     This report is submitted by the Management Development Committee of the Board of Directors ("Committee"), comprised of three non-employee directors. The Committee administers the Corporation's executive compensation program for the five most highly compensated executive officers named in the tables below and other senior executives of the Corporation. In addition, the Committee administers the Corporation's 1989 Stock Option Plan and its 1991 Stock Incentive Plan, monitors and evaluates the appointment of senior executives, and reviews the management succession plans for the Corporation.

  Compensation Philosophy

     The Corporation's compensation program is designed to motivate and reward executives for attaining the financial and strategic objectives essential to the Corporation's long-term success and continued growth in shareholder value. The program is intended to provide a competitive level of total compensation and to offer incentive and equity ownership opportunities directly linked to the Corporation's performance and shareholder return. Key principles underlying the design of the program include emphasis on cash compensation tied to performance and stock-based incentive opportunities tied to shareholder value over fixed pay, and a belief in pay based on performance rather than entitlements tied to one's position.

     The objectives of the Committee in structuring and administering the Corporation's executive compensation program are to:

       - maintain a strong and direct link between the Corporation's financial goals and the executive compensation program;

       - motivate executives to achieve key financial goals through emphasis on performance-based compensation;

       - align the interest of executives with those of the Corporation's shareholders by providing a substantial portion of compensation in the form of the Corporation's stock; and

       - provide competitive total compensation opportunities to attract and retain high-caliber executives critical to the long-term success of the Corporation.

  Competitive Benchmarks

     In its annual review of executive compensation, the Committee is guided by data derived from compensation surveys prepared by independent consultants. The surveys provide the Committee with competitive data on overall compensation levels, changes in pay levels, and the mix of compensation elements for senior executives in a variety of companies. The Committee believes that the Corporation's competitors for executive talent are not limited to the six companies which, in addition to the Corporation, comprise the Standard & Poor's 500 Financial (Diversified) Index, which is the peer group used for the performance graph comparison of shareholder return. Therefore, the companies used for comparison purposes in analyzing the Corporation's executive compensation program represent a significantly broader group of firms than the companies included in the index.

     In January, 1996, the Committee obtained information from an independent compensation and benefits consulting firm on salary range movement projected for the year for senior executives in a broad range of companies selected from four industry groups: financial institutions; property and casualty insurers; life and health insurers; and other insurance companies. The Committee used this information to update comprehensive compensation data obtained from the consultant the previous year for a broad range of publicly-traded companies selected from financial services and insurance industry groups, from companies based in Milwaukee, the location of the Corporation's headquarters, and from published surveys of salary information.

  Executive Compensation Program

     The Corporation's executive compensation program consists of an annual cash component, which includes base salary and a variable performance incentive bonus, and a long-term incentive component, consisting of periodic stock option awards.

  Base Salary

     The Committee reviews base salary ranges and salary levels of the Corporation's senior executives each year, taking into consideration individual performance, level of responsibility, scope and complexity of the position, internal equity, comparative compensation data, and, for executives other than Mr. Lacy, the recommendations of Mr. Lacy. The Committee's review of Mr. Lacy's compensation is discussed below under "Compensation of the Chief Executive Officer."

     In 1995, the Committee adjusted the salary ranges for the senior executives of the Corporation to establish as the midpoint for each position the median compensation level for the comparable position within a comparative group of companies selected objectively by the consultant on the basis of similar market capitalization. For 1996, the Committee decided to maintain the salary range midpoint at the 50th percentile of competitive levels, consistent with the Committee's belief that a substantial portion of the senior executives' annual pay should remain "at risk" and linked to the achievement of corporate objectives and increases in shareholder value. Therefore, in January, 1996, the Committee increased the salary range midpoints of the senior executives by 3%, representing the average salary range movement reflected in the updated compensation survey data, and increased the salaries of the senior executives who were below their adjusted salary midpoints to approximate the new midpoint for their respective positions. The salaries shown in the Summary Compensation Table for 1996 for the named officers reflect payment for the first three months of the year at the salary rates in effect prior to the adjustments which became effective in April, 1996. The 1996 salaries for Messrs. Culver and Pierzchalski shown in the table also reflect mid-year salary increases made by the Committee as a result of their promotions and additional responsibilities.

  Annual Performance Incentive Bonus

     The purpose of the annual variable performance incentive program is to provide a direct financial incentive in the form of a cash bonus to senior executives who achieve key objectives during the year. Under the program, the amount of the Corporation's net income must exceed a threshold before any cash bonuses can be paid and must equal or exceed a net income target in order for senior executives to be eligible for maximum bonus awards. The amounts of the net income threshold and net income target are subjectively determined by the Committee at the beginning of each year based on the Committee's assessment of the business environment and the Corporation's financial plan for that year. Usually the net income target is an amount equal to the net income projected to be earned in the Corporation's financial plan for the year and the net income threshold is 80% to 90% of that amount. The net income target for 1996 was set by the Committee in January, 1996, at an amount equal to the net income projected in the Corporation's 1996 financial plan and the net income threshold was set at 85% of that amount.

     The Committee has established four tiers applicable to senior executives' bonus opportunities, with maximums ranging from 40% to 80% of base salary in effect at the time of bonus award. In January, 1996, upon Mr. Lacy's recommendation, the Committee approved placement of the senior executives in the bonus tiers. Mr. Lacy's recommendation to the Committee regarding placement of the senior executives in the bonus tiers was based upon his subjective judgment as to the ability of each senior executive to influence the Corporation's competitiveness and profitability under the existing business climate.

     The bonus amounts paid to the senior executives were decided in January, 1997, when Mr. Lacy submitted to the Committee for approval his recommendations as to the bonus awards. Mr. Lacy based his recommendations upon a subjective evaluation of the executive's contribution to the Corporation's competitiveness in the marketplace, quality of execution of functional duties and responsibilities, effective management of expenses, success in improving productivity, and achievement of annual goals jointly established by Mr. Lacy and each executive. No specific weight was assigned to any of these factors, nor was any specific weight assigned to any combination of such factors with the Corporation's performance. The Committee approved the recommended bonus amounts without change.

  Stock Option Program

     The long-term incentive component of the Corporation's executive compensation program provides for the award of stock options, designed to encourage significant ownership interest by the senior executives in the Corporation with the intent of aligning the interest of the senior executives with those of the other shareholders. Under the Corporation's stock option plan, stock options are granted at the market value on the date of grant. As a result, senior executives will realize a gain from the options only to the extent that shareholders are similarly benefitted by future increases in the price of the Corporation's stock.

     Stock options were granted to Mr. Lacy and other senior executives in 1994. Information regarding the stock options held by Mr. Lacy and the four other highest paid executive officers at December 31, 1996 is set forth in the table under "Executive Compensation -- Aggregated Stock Option Exercises in the Last Fiscal Year and Option Values at December 31, 1996." Unlike prior awards which vested solely upon continuation of employment, vesting of the options granted to the Corporation's senior executives in 1994 depends upon the achievement of corporate performance goals as measured by earnings per share. This strict vesting requirement reflects the Committee's belief in pay-for-performance and linkage to increases in shareholder value. Any portion of the options awarded in 1994 which do not vest by performance within five years of the grant date will vest after the ninth year and will be exercisable at an amount more than two times the market price at grant. The number of options granted in 1994 reflected the Committee's intent not to grant additional options to the senior executives who participated in the 1994 grant prior to 1997, and no stock options were granted to any of these senior executives during 1995 or 1996.

Compensation of the Chief Executive Officer

     The compensation of Mr. Lacy, President and Chief Executive Officer of the Corporation, is comprised of the same elements as the compensation of other senior executives: base salary, annual performance incentive bonus and periodic stock option awards. The Committee reviews Mr. Lacy's total compensation annually, and evaluates adjustments based upon a variety of factors, including the comparative survey data.

     Mr. Lacy's salary range midpoint was set by the Committee in 1995 at the 50th percentile of salary levels reported for the highest paid officers in the comparative group of companies selected by the consultant. For 1996, the Committee increased the salary range midpoint for Mr. Lacy by 3%, the average salary range movement in the updated compensation survey information. However, at Mr. Lacy's request, his base salary of $500,000, which was at the midpoint of his adjusted salary range, was not increased in 1996.

     In determining the variable performance incentive bonus to be paid to Mr. Lacy, the Committee considers the Corporation's net income in relation to the net income target established by the Committee and the Committee's evaluation of Mr. Lacy's overall contributions to the Corporation, although no specific weight or ranking is assigned to these factors in the Committee's subjective determination of the bonus amount to be paid to Mr. Lacy. In January, 1996, the Committee assigned Mr. Lacy to the bonus tier with the highest bonus opportunity, 80% of base salary. The Committee's decision to assign Mr. Lacy to this category was based on the Committee's subjective evaluation of Mr. Lacy's ability to influence the Corporation's profitability.

     In January, 1997, the Committee determined that the bonus award to be paid to Mr. Lacy was $400,000, an amount equal to 80% of his base salary rate then in effect. That determination was based on the fact that the Corporation's net income for 1996 exceeded the net income target that was established by the Committee in January, 1996, although no specific weight was given to the amount by which the net income exceeded the net income target.

     For the reasons explained above, the Committee did not award any stock options to Mr. Lacy during 1996.

  Tax Deductibility Limit

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, applicable to publicly-held corporations, the annual corporate federal income tax deduction for compensation paid to any of the five most highly compensated executive officers is limited to $1 million, unless certain requirements are met. No senior executive of the Corporation received compensation in excess of $1 million during 1996, other than as a result of exercise of stock options, compensation from which was not subject to the Section 162(m) limit. With regard to non-option compensation, the Committee does not anticipate it would reduce compensation that would otherwise be payable under the Committee's compensation philosophy to conform to the tax deductibility limit or seek to structure such compensation so that it would not be subject to such limit.

                Members of the Management Development Committee:

                    Wayne J. Roper, Chairman
                    Sheldon B. Lubar
                    William A. McIntosh

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Corporation's Common Stock for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Financial (Diversified) Index. The graph assumes $100 was invested on December 31, 1991, in the Corporation's Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's 500 Financial (Diversified) Index, and that all dividends were reinvested.

         MEASUREMENT PERIOD                  MGIC            S&P 500           S&P 500
        (FISCAL YEAR COVERED)             INVESTMENT        FINANCIAL
                                         CORPORATION      (DIVERSIFIED)
12/31/91                                      $100              $100              $100
12/31/92                                       123               118               108
12/31/93                                       142               140               118
12/31/94                                       161               135               120
12/31/95                                       265               218               165
12/31/96                                       373               280               203

                             EXECUTIVE COMPENSATION

     The following tables provide information concerning compensation, aggregated stock option exercises, and descriptions of the Corporation's Pension Plan ("Pension Plan") and Supplemental Executive Retirement Plan ("Supplemental Plan") as they relate to the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation.

Summary Compensation Table

     The following table summarizes information concerning compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation or of Mortgage Guaranty Insurance Corporation ("MGIC") for fiscal year 1996 and for the previous two fiscal years.

                                                                                 LONG-TERM
                                                  ANNUAL COMPENSATION           COMPENSATION
                                          -----------------------------------   ------------
                                                                    OTHER        SECURITIES
                                                                    ANNUAL       UNDERLYING     ALL OTHER
       NAME AND PRINCIPAL                                          COMPEN-         STOCK         COMPEN-
            POSITION               YEAR   SALARY($)   BONUS($)   SATION($)(1)    OPTIONS(#)    SATION($)(2)
       ------------------          ----   ---------   --------   ------------    ----------    ------------
William H. Lacy                    1996    500,000    400,000        1679          -0-            69,768
  President and Chief Executive    1995    486,542    400,000        1101          -0-            74,590
  Officer of the Corporation       1994    450,000    225,000         832         120,000         74,586
  and Chairman and Chief
  Executive Officer of MGIC
Curt S. Culver                     1996    276,740    240,000         335          -0-            40,216
  Executive Vice President of      1995    219,769    184,000         156          -0-            16,317
  the Corporation and President    1994    189,346     96,000          66          40,000         16,266
  and Chief Operating Officer of
  MGIC
J. Michael Lauer                   1996    227,308    184,000         737          -0-            28,390
  Executive Vice President         1995    217,846    121,000         346          -0-            28,503
  and Chief Financial Officer      1994    212,000    106,000         171          40,000         28,438
  of the Corporation and MGIC
Lawrence J. Pierzchalski           1996    203,366    172,000         198          -0-            21,511
  Executive Vice President --      1995    157,500    144,000          64          -0-             9,802
  Risk Management of MGIC          1994    151,142     50,490          13          25,000          9,594
Gordon H. Steinbach                1996    195,000    126,750         272          -0-            39,571
  Executive Vice President --      1995    195,000    107,250         206          -0-            39,598
  Credit Policy of MGIC            1994    195,000     87,750         121          40,000         39,584

------------
(1) The 1996 amounts shown in this column represent reimbursements during the fiscal year for the payment of taxes related to income imputed in connection with the Supplemental Plan. Other Annual Compensation for 1996 and for the years 1995 and 1994 does not include perquisites and other personal benefits because the aggregate amount of such compensation for each of the named individuals in each year did not exceed the lesser of (a) $50,000 or (b) 10% of the combined salary and bonus for the named individual in each year.

(2) The 1996 amounts included in "All Other Compensation" consist of:

                                1996                        VALUE OF SPLIT     GROUP     SUPPLEMENTAL
                           PROFIT SHARING     MATCHING       DOLLAR LIFE       LIFE       LONG TERM
                           CONTRIBUTIONS       401(K)         INSURANCE      INSURANCE    DISABILITY    TOTAL OTHER
           NAME             PAID IN 1997    CONTRIBUTIONS    PREMIUMS(a)     PREMIUMS     INSURANCE     COMPENSATION
           ----            --------------   -------------   --------------   ---------   ------------   ------------
William H. Lacy                $7,500          $1,600          $52,827          $-0-        $7,841        $69,768
Curt S. Culver                  7,500           1,600           31,116           -0-           -0-         40,216
J. Michael Lauer                7,500           1,600           19,290           -0-           -0-         28,390
Lawrence J. Pierzchalski        7,500           1,600           11,582           829           -0-         21,511
Gordon H. Steinbach             7,500           1,600           30,471           -0-           -0-         39,571

------------
(a) The amount shown represents the full dollar amount paid by or on behalf of MGIC for the whole life portion of the split-dollar life insurance. The premium attributed to the term portion of such insurance was paid by the named individuals. MGIC will be reimbursed for premiums paid upon the sooner of the retirement or termination of employment of each of the insureds.

  Aggregated Stock Option Exercises in the Last Fiscal Year and Option Values at December 31, 1996

     The following table summarizes information with respect to stock options held at December 31, 1996, and stock options exercised during 1996 by the Chief Executive Officer of the Corporation and the four other most highly compensated executive officers of the Corporation or MGIC.

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                                         DECEMBER 31, 1996             DECEMBER 31, 1996
                      SHARES ACQUIRED     VALUE     ---------------------------   ---------------------------
                        ON EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
        NAME          DURING 1996(#)     ($)(1)         (#)          (#)(2)         ($)(2)        ($)(2)(3)
        ----          ---------------   --------    -----------   -------------   -----------   -------------
William H. Lacy           50,000        2,880,255     170,400        75,600        10,694,143     3,383,100
Curt S. Culver            20,000        1,010,080      54,800        25,200         3,426,504     1,127,700
J. Michael Lauer          28,900        1,706,749     109,900        25,200         7,234,195     1,127,700
Lawrence J.
  Pierzchalski             5,000          177,810      46,830        28,270         2,521,147     1,407,067
Gordon H. Steinbach       40,000        2,169,682      94,800        25,200         6,190,708     1,127,700

------------
(1) Value realized is the difference between the exercise price and the market value at the close of business on the date immediately preceding the date of exercise.

(2) The Corporation's stock option agreements for all options granted under the Corporation's 1989 Stock Option Plan and 1991 Stock Incentive Plan provide that the options shall become immediately exercisable upon a change in control of the Corporation or, as and to the extent determined by the Management Development Committee, upon the occurrence of certain specified corporate transactions affecting the Corporation.

(3) Value is based on the closing price of $76.00 for the Corporation's Common Stock on the New York Stock Exchange on December 31, 1996, less the exercise price.

  Pension Plan

     The Corporation maintains a Pension Plan for the benefit of substantially all employees of the Corporation, including executive officers. The Pension Plan is a noncontributory defined benefit pension plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Each eligible employee, including the executive officers named in the above tables, earns an annual pension credit for each year of service equal to 2% of such employee's total cash compensation for that year, except that, in accordance with applicable requirements of the Code, compensation in excess of $150,000 is disregarded. At retirement, the employee's annual pension credits are added together to determine the employee's accrued pension benefit. Eligible employees with credited service for employment prior to October 31, 1985 also receive a "past service benefit," which is generally equal to the difference between the amount of pension the employee would have been entitled to receive with respect to service prior to October 31, 1985 under the terms of a prior plan had such plan continued, and the amount the employee is actually entitled to receive under an annuity contract purchased when the prior plan was terminated.

     Retirement benefits vest on the basis of a graduated schedule over a seven-year period of service. Full pension benefits are payable upon retirement at or after age 65 (age 62 if the employee has completed at least seven years of service), and reduced benefits are payable beginning at age 55. The Code places a maximum limitation on the amount of annual benefits that may be paid under the Pension Plan, which was $112,000 for 1996 for persons born between 1938 and 1954 and retiring at or after age 65, indexed for cost-of-living increases. The estimated annual benefits payable upon normal retirement to Messrs. Lacy, Culver, Lauer, Pierzchalski and Steinbach as of December 31, 1996 were $112,000, $99,495, $66,499, $89,313 and $104,121 respectively, after giving effect to the limitation imposed by the Code.

  Supplemental Executive Retirement Plan

     The Corporation maintains an unfunded, nonqualified Supplemental Plan for designated employees (including executive officers), under which an eligible employee, whose benefits from the Pension Plan are affected by the Code's limitations on annual benefits and compensation that may be considered, is paid the difference between the amounts the employee would have received from the Pension Plan in the absence of such limitations and the amounts the employee is actually entitled to receive from the Pension Plan. Benefits under the Supplemental Plan are payable in the same manner, at the same time and in the same form as the benefits paid under the Pension Plan. At December 31, 1996, Messrs. Lacy, Culver, Lauer, Pierzchalski and Steinbach would have been entitled to receive supplementary annual benefits under the Supplemental Plan of $112,713, $12,050, $14,288, $5,732 and $10,448 respectively.

                               OTHER INFORMATION

     The Corporation has an agreement with Northwestern Mutual Investment Services, Inc., a subsidiary of NML (the "NML subsidiary"), pursuant to which the NML subsidiary was retained (i) to manage the Corporation's long-term investment portfolio, and (ii) to provide investment, accounting and reporting services to the Corporation. The agreement is cancelable by the Corporation upon 90 days prior written notice and by the NML subsidiary upon 180 days prior written notice. The Corporation paid the NML subsidiary $937,079 in fees during 1996 under the agreement. The Corporation believes the terms of the agreement are no less favorable to the Corporation than could have been obtained from an unaffiliated third party. It is expected that the Corporation will continue to use the services of the NML subsidiary during 1997.

     During 1996, the Corporation's principal subsidiary, MGIC, purchased long-term disability coverage for its employees from NML, and MGIC paid NML an aggregate of $226,835 in premiums for such coverage. The premiums paid were based on NML's published rates and the Corporation believes that the terms of this insurance are no less favorable to MGIC than could have been obtained from an unaffiliated third party. At the inception of the coverage in July, 1988, the terms thereof were at least as favorable as the coverage provided by the predecessor policy which had been issued by an insurer unaffiliated with the Corporation. The Corporation has not made subsequent inquiries or contacts with unaffiliated third party insurers regarding the terms.

     During 1996, MGIC paid an aggregate of $145,286 to NML in split-dollar life insurance premiums for the whole life portion of the life insurance coverage issued by NML on Messrs. Lacy, Culver, Lauer, Pierzchalski and Steinbach pursuant to a split-dollar collateral assignment program. The premiums paid were determined by NML's published rates and will be repaid to MGIC upon the sooner of the retirement or termination of employment of each of the insureds. Although neither the Corporation nor MGIC contacted unaffiliated third party life insurers regarding the availability of terms, the Corporation believes that the terms of this insurance are no less favorable to MGIC than could have been obtained from an unaffiliated third party.

     The Corporation filed consolidated federal income tax returns with NML and its subsidiaries from 1986 through August 13, 1991 pursuant to a tax sharing agreement. While the Corporation is no longer a member of NML's consolidated tax group, it has a continuing obligation to reimburse NML for the tax effect of any changes in the taxable income of the Corporation relating to periods during which the Corporation and its subsidiaries were included as part of that consolidated group. During 1996, the Corporation did not make any reimbursements to NML under the tax sharing agreement.

     During 1996, MGIC paid NML $113,399 in rent and expenses pursuant to a lease agreement for office space in a Bellevue, Washington commercial office building owned by NML. The Corporation believes the terms of the lease agreement are no less favorable to MGIC than could have been obtained from an unaffiliated third party.

     Pursuant to a Common Stock Purchase Agreement entered into in 1984 between the Corporation and NML, NML has the right under certain conditions to require the Corporation to file a registration statement under the Securities Act of 1933 for the sale of its shares of the Corporation's Common Stock, or to participate in a registration of Common Stock otherwise initiated by the Corporation. The Corporation is generally required to pay all costs associated with any such registration (other than applicable underwriting commissions and discounts) and to indemnify NML against certain liabilities under the Securities Act of 1933.

     Mr. Wallison is a partner in the law firm of Gibson, Dunn & Crutcher, which, from time to time, performs legal services for the Corporation.

     During 1996, MGIC sold mortgage insurance and paid mortgage insurance claims to unaffiliated companies of which certain of the Corporation's non-employee directors were executive officers or directors. Such transactions were made in the ordinary course of MGIC's business at its established premium rates and in accordance with its standard policy terms and are not considered material.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors, and persons who beneficially own more than ten percent of the Corporation's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file.

     To the Corporation's knowledge, based solely on a review of the copies of such reports furnished to the Corporation or written representations from the Corporation's executive officers, directors and greater than ten percent beneficial owners, such persons complied with all Section 16(a) filing requirements in 1996.

                 AMENDMENTS TO THE MGIC INVESTMENT CORPORATION
                           1991 STOCK INCENTIVE PLAN
                                    (ITEM 2)

INTRODUCTION

     The Board of Directors has adopted and recommended for shareholder approval amendments to the MGIC Investment Corporation 1991 Stock Incentive Plan, which was last amended and approved by shareholders in May 1994.

     Set forth below are a summary of the MGIC Investment Corporation 1991 Stock Incentive Plan (the "Plan") and a summary of the proposed amendments to the Plan (the "Amendment"). Each of the following summaries is qualified in all respects by reference to Exhibit A to this Proxy Statement, which contains a copy of the Plan incorporating the provisions of the Amendment. In Exhibit A, the provisions added to the Plan by the Amendment are printed within brackets [], and the provisions deleted by the Amendment are printed within slash marks //.

SUMMARY OF CURRENT PLAN

     Except as set forth below, the provisions described in the following summary of the Plan will continue in force regardless of whether shareholders approve the Amendment.

     The purpose of the Plan is to provide the benefits of additional incentive inherent in ownership of the Corporation's Common Stock by executive officers and certain key employees of the Corporation who are important to the success and growth of the business of the Corporation. The Plan permits the Corporation to compete with other organizations offering similar plans in obtaining and retaining the services of key executives and employees.

     The maximum number of shares of Common Stock which may be issued under the Plan is 2,000,000. As of January 31, 1997, after giving effect to the 1,511,203 shares subject to outstanding Options and Restricted Stock (as defined below), 370,842 shares remained available for issuance under the Plan. In the case of Options that terminate or expire and Restricted Stock that is forfeited, the shares covered thereby may be reissued under the Plan. Options and Restricted Stock may be awarded under the Plan until January 27, 2004. On March 14, 1997, the last reported sale price of the Common Stock on the New York Stock Exchange was $80.375.

     Administration

     The Plan is administered by the Stock Award Committee (the "Committee"). Currently, the Management Development Committee is serving as the Committee. The Committee currently is comprised of three (3) directors, each of whom qualifies as a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and as an "outside director" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended

(the "Code"). Among other functions, the Committee has the authority to (a) establish rules for the administration of the Plan, (b) select the key employees and executive officers ("Participants") of the Corporation and its subsidiaries to whom stock options ("Options") will be granted or Restricted Stock will be awarded, including under the Deposit Share Program described below, (c) determine whether the Options to be granted will be incentive stock Options ("ISOs") meeting the requirements of Section 422 of the Code, or nonstatutory Options, (d) determine the number of shares covered by such Options or Restricted Stock, and (e) within the limits of the Plan, set the terms and conditions of such Options and Restricted Stock.

     Options

     The exercise price per share of Common Stock subject to an Option will be determined by the Committee, provided that the exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. The term of an Option granted under the Plan will be determined by the Committee, but may not be less than seven nor more than ten years. Options granted under the Plan vest and become exercisable on such conditions as are determined by the Committee. In the past, the Committee has granted Options that vest based on the percentage that the Corporation's earnings per share for each of the next five fiscal years, beginning with the year of the grant, are of a predetermined five-year aggregate earnings target, subject to a specified minimum increase in earnings per share before there is any vesting for a year. Options that have not vested under this performance standard during the five-year period vest on the ninth anniversary of the grant. In the past, the Committee has also granted Options that vest over a five-year period at the rate of 20% per year on each anniversary of the date of the grant. Since 1993, all Options granted to senior officers of the Corporation have been subject to performance-based vesting as described above other than an Option granted to a newly hired senior officer. The Committee may also provide that all Options granted shall become vested immediately upon a change of control of the Corporation, as defined by the Committee. Options are to be exercised by payment in full of the exercise price, either in cash or its equivalent, as determined by the Committee.

     Options which have not vested terminate as of the date of termination of the Participant's employment with the Corporation other than by reason of death occurring after the year in which the grant is made. In the case of such death, Options become fully vested. Options which have become vested terminate at the earliest to occur of (a) 30 days following termination of a Participant's employment with the Corporation for any reason other than death, retirement after age 55 with at least seven years of employment, or an approved leave of absence, (b) 365 days following termination of a Participant's employment by reason of the Participant's death or retirement after age 55 with at least seven years of employment, (c) expiration of the term of the Option, or (d) at such earlier time as the Committee provides at the date of grant. As to Options outstanding prior to January 1, 1994, upon the death of a Participant, the Participant's representative or person who succeeds to the Participant's rights in an Option may surrender the Option to the Corporation at a price equal to the difference between the aggregate Option exercise price and the fair market value of the Common Stock subject to the Option at the time of the Participant's death.

     Restricted Stock

     The Plan authorizes the award of up to 100,000 shares of restricted Common Stock ("Restricted Stock"), including the Restricted Stock used in the Deposit Share Program described below. Shares of Restricted Stock will be subject to such restrictions as the Committee may impose, provided that, notwithstanding such restrictions, shares of Restricted Stock will include the right to vote and receive dividends. The restrictions imposed on the shares of Restricted Stock may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee deems appropriate. Except as otherwise determined by the Committee, upon termination of a Participant's employment during the applicable restriction period for any reason other than death, all shares of Restricted Stock still subject to restriction will be forfeited. Upon death of a Participant, the restrictions still in effect will immediately lapse and the person receiving such shares under the deceased Participant's will or the laws of descent and distribution will take such shares free and clear of any transfer or other restriction. The Committee also has the authority, in its discretion, to waive in whole or in part, any or all remaining restrictions with respect to shares of Restricted Stock granted to a Participant.

     Deposit Share Program

     The Plan also includes a deposit share program ("Deposit Share Program") which allows Participants to elect to purchase shares of Common Stock, at the fair market value of such shares, in an amount equal to all or a portion of their cash bonuses under the Corporation's incentive compensation program, which amount is determined by the Committee. The fair market value is determined immediately after the end of the period for making the election. Shares so purchased are deposited with the Corporation. The Corporation shall match each share deposited with up to one share of Restricted Stock, as determined by the Committee. The shares of Restricted Stock deposited by the Corporation shall vest and be delivered to the Participant in accordance with vesting provisions determined by the Committee. Shares deposited by the Participant may be withdrawn, at which time the Participant's right to a proportional amount of shares of Restricted Stock deposited under the Deposit Share Program shall terminate, unless such shares have vested. Upon a Participant's termination of employment with the Corporation for any reason other than death, the unvested shares of Restricted Stock deposited with the Corporation shall be forfeited unless the Committee determines otherwise. If a Participant dies, all shares of Restricted Stock shall vest.

     Adjustments

     In the event of any change in the outstanding shares of the Corporation, including any stock dividend, stock split, recapitalization, merger, consolidation or other similar event, the Committee will generally have the authority, in such manner as it deems equitable, to adjust the number and type of shares subject to the Plan, and in the case of Options, the exercise price, in order to prevent dilution or enlargement, as the case may be, of the benefits or potential benefits intended to be made available under the Plan.

     Limits on Awards and Transferability

     No Participant may receive shares under the Plan (including shares subject to Options) in excess of 20% of the shares of Common Stock for which awards or grants may be made under the Plan, including any shares of Restricted Stock which are forfeited or shares subject to Options granted to the Participant which are subsequently terminated. No Option or Restricted Stock granted under the Plan may be assigned, sold, transferred or encumbered by any Participant other than by will, by designation of a beneficiary, or by the laws of descent and distribution.

     Amendment and Termination

     The Committee may amend, suspend or terminate the Plan at any time, except that no such action may adversely affect any Option granted or Restricted Stock awarded and then outstanding thereunder without the approval of the respective Participant. Amendments that increase the number of shares available under the Plan require the approval of the shareholders.

     Withholding

     Not later than the date as of which an amount first becomes includable in the gross income of a Participant for Federal income tax purposes with respect to any Option (or exercise thereof) under the Plan, the Participant is required to pay to the Corporation or make arrangements satisfactory to the Corporation regarding the payment of any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Options (or exercises thereof) under the Plan may be settled with shares of Common Stock, including shares of Common Stock that are part of, or received upon exercise of the Option which gives rise to the withholding requirement. The obligations of the Corporation under the Plan are conditional on such payment or arrangements, and the Corporation has, to the extent permitted by law, the right to deduct any such taxes from any payment otherwise due to the Participant.

     Certain Federal Income Tax Consequences of Options

     The grant of an Option under the Plan will create no income tax consequences to the Participant or the Corporation. A Participant who is granted a nonstatutory Option will generally recognize ordinary income at the time of exercise in an amount by which the fair market value of the Common Stock at such time exceeds the exercise price. The Corporation will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Participant. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

     In general, if a Participant holds the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, the Participant will recognize no income or gain as a result of the exercise (except that the alternative minimum tax may apply). Any gain or loss realized by the Participant on the disposition of the Common Stock will be treated as a long-term capital gain or loss. No deduction will be allowed to the Corporation. If these holding period requirements are not satisfied, the Participant will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or
(b) the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. The Corporation will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the Participant. Any additional gain realized by the Participant over the fair market value at the time of exercise will be treated as capital gain. This capital gain will be a long-term capital gain if the Common Stock had been held for more than one year from the date of exercise.

     Certain Federal Income Tax Consequences of Restricted Stock

     A Participant will not recognize income upon the award of Restricted Stock unless the election described below is made. However, a Participant who has not made such an election will recognize ordinary income at the end of the applicable restriction period in an amount equal to the fair market value of the Restricted Stock at such time. Subject to any limitation on such deduction under
Section 162(m) of the Code, the Corporation will be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. An otherwise taxable disposition of the Restricted Stock after the end of the applicable restriction period will result in capital gain or loss (long-term or short-term depending on the length of time the Restricted Stock is held after the end of the applicable restriction period). Dividends paid in cash and received by a Participant prior to the end of the applicable restriction period will constitute ordinary income to the Participant in the year paid. The Corporation will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional Restricted Stock subject to the tax treatment described herein.

     A Participant may, within thirty days after the date of the award of Restricted Stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such Restricted Stock on the date of the award, determined without regard to any of the restrictions. Subject to any limitation on such deduction under Section 162(m) of the Code, the Corporation will be entitled to a corresponding deduction in the same amount and at the same time as the Participant recognizes income. If the election is made, any cash dividends received with respect to the Restricted Stock will be treated as dividend income to the Participant in the year of payment and will not be deductible by the Corporation. An otherwise taxable disposition of the Restricted Stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If a Participant who has made an election subsequently forfeits the Restricted Stock, the Participant will not be entitled to deduct any loss. In addition, the Corporation would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.

SUMMARY OF THE AMENDMENT

     Increase in Number of Shares of Common Stock Which May be Issued Under the Plan

     The Amendment increases, from 2,000,000 to 3,500,000 shares, the number of shares of Common Stock which may be issued under the Plan. The Amendment also increases the number of shares of Restricted Stock for which awards may be granted from 100,000 to 200,000 shares. The number of shares of Restricted Stock that may be awarded does not increase the maximum number of shares which may be issued under the Plan (3,500,000 shares under the Amendment). The 1,500,000 additional shares of Common Stock included in the Amendment represent approximately 2.5% of the outstanding shares of Common Stock at January 31, 1997. The number of shares subject to the Plan may be increased for changes in the outstanding shares of Common Stock as described under "Summary of Current Plan--Adjustments" above.

     Approximately 75 employees are eligible for grants of Options and awards of Restricted Stock under the Plan and there are currently nine Non-Employee Directors who will be eligible for awards of Restricted Stock under the Deposit Share Program upon approval of the Amendment. The number of Options and shares of Restricted Stock that may be granted or awarded to any of such persons is not presently determinable.

     Participation by Non-Employee Directors in the Deposit Share Program

     The Amendment provides for the award of shares of Restricted Stock under the Deposit Share Program to Non-Employee Directors in order to further align the interests of such directors and shareholders and to attract and retain the services of qualified directors. Other than under the Deposit Share Program, directors of the Corporation who are not also executive officers or key employees of the Corporation will not be eligible to participate in the Plan. A Non-Employee Director is a director of the Corporation who is not an employee of the Corporation or any affiliate and is not a representative of a holder of the Corporation's securities. Each Non-Employee Director will be entitled to purchase at fair market value shares of Common Stock with a fair market value equal to up to 50% of the compensation of such Non-Employee Director for service as a director of the Corporation, including as a member of a committee of the Board of Directors, during the preceding calendar year. Shares of Common Stock so purchased are deposited with the Corporation, and the Corporation shall match each share deposited with one share of Restricted Stock. One-half of the shares of Restricted Stock shall vest on the third anniversary date of the award and the remaining one-half of the shares of Restricted Stock shall vest on the sixth anniversary of the award date.

     Awards of Restricted Stock that have not vested shall be forfeited upon the Non-Employee Director ceasing to be a director of the Corporation for any reason, other than by reason of death or a "Permissible Event," unless otherwise provided by the Committee. In the event of the death of a Non-Employee Director, all shares of Restricted Stock shall vest. A Permissible Event is termination of service as a director of the Corporation by reason of (a) the Non-Employee Director being ineligible for continued service as a director of the Corporation under the Corporation's retirement policy, which currently provides that no director may stand for election or reelection after attaining age 70, or (b) the Non-Employee Director's taking a position with or providing services to a governmental, charitable or educational institution whose policies prohibit continued service on the Board, or due to the fact that continued service as a director would be a violation of law. If a Non-Employee Director ceases to be a director by reason of a Permissible Event, the Restricted Stock shall vest, at the date the Non-Employee Director ceases to be a director, in a percentage equal to the number of days elapsed from award of the Restricted Stock to the date the Non-Employee Director ceases to be a director, divided by the number of days in the applicable three or six year vesting period. All other shares of Restricted Stock are forfeited unless otherwise determined by the Committee. The Committee, in its discretion, may also provide that some or all of the shares of Restricted Stock shall immediately become vested upon a change in control of the Corporation as defined by the Committee.

     Upon approval of the Amendment, the 1993 Restricted Stock Plan for Non-Employee Directors, under which each director is awarded 1,000 shares of Restricted Stock upon joining the Board, will be terminated and no awards to new directors will be made. Termination will not affect any prior awards of Restricted Stock under the 1993 Restricted Stock Plan for Non-Employee Directors.

     Other Items to be Amended

     As a result of a 1996 change in Rule 16b-3 under the Exchange Act, which no longer requires that shareholders approve certain amendments to stock option and restricted stock plans in order for the exemptions of Rule 16b-3 to be available, the Amendment eliminates a requirement that no amendment to the Plan cause the Plan not to qualify under Rule 16b-3. The Amendment conforms certain of the terms of the Plan to current administrative practices and makes various other changes to the Plan which are not viewed as material. All of the changes made by the Amendment are indicated in Exhibit A.

     Certain Federal Income Tax Consequences

     Under present Federal tax laws and regulations, the Federal income tax consequences of participation by Non-Employee Directors in the Deposit Share Program are the same as for participation by Participants as described above.

SHAREHOLDER VOTE REQUIRED

     The affirmative vote of a majority of the votes cast on the Amendment is required for adoption of the Amendment, provided that the total votes cast on the Amendment equal at least 50% of the number of shares entitled to vote at the Annual Meeting. Shares represented by proxies that reflect abstentions and shares referred to as "broker non-votes" will not be treated as "votes cast."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1991 STOCK INCENTIVE PLAN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR THIS AMENDMENT.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                    (ITEM 3)

     The Board of Directors, upon recommendation of its Audit Committee, has reappointed the accounting firm of Price Waterhouse LLP as independent accountants of the Corporation for the fiscal year ending December 31, 1997. The shareholders are being asked to ratify such appointment at the Annual Meeting. A representative of Price Waterhouse LLP is expected to attend the meeting, will be afforded an opportunity to make a statement if the representative desires to do so, and will be available to respond to appropriate questions by shareholders.

SHAREHOLDER VOTE REQUIRED

     The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of Price Waterhouse LLP as independent accountants. Shares represented by proxies that reflect abstentions and shares referred to as "broker non-votes" will not be treated as "votes cast."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES WILL BE VOTED FOR RATIFICATION.

                           PROPOSALS OF SHAREHOLDERS

     Proposals intended for presentation by shareholders at the 1998 Annual Meeting, in addition to meeting the shareholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, must be received by the Corporation on or before November 24, 1997, to be included in the 1998 Proxy Statement and proxy relating to the 1998 Annual Meeting.

                     MANNER AND COST OF PROXY SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Corporation, acting on its behalf, may solicit proxies by telephone, telegraph or personal interview. Also, the Corporation has retained D.F. King & Co., Inc. to aid in the solicitation of proxies for which the Corporation will pay a fee estimated to be $5,500, plus expenses. The Corporation will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote on such matters in accordance with their best judgment.

                                                                       EXHIBIT A

                          MGIC INVESTMENT CORPORATION
             1991 STOCK INCENTIVE PLAN[, AS PROPOSED TO BE AMENDED]

                 1.  PURPOSE.  The purpose of the MGIC Investment
Corporation 1991 Stock /Option Plan, as proposed to be amended/ [Incentive Plan, as amended to March 6, 1997 and as proposed to be further amended in accordance with amendments adopted by the Board (as hereinafter defined) on March 6, 1997] (the "Amended Plan"), is to secure for MGIC Investment Corporation (the "Company") and its subsidiaries /and affiliates,/ the benefits of the additional incentive inherent in the ownership of the Company's Common Stock, $1.00 par value (the "Common Stock")[,] by certain key employees and executive officers of the Company and its subsidiaries [and directors of the Company,] who are important to the success and the growth of the business of the Company and to help the Company secure and retain the services of such persons. In addition to granting stock options ("Options"), the Amended Plan provides for a deposit share program ("Deposit Share Program") and for the award of Common Stock, subject to certain terms, conditions and restrictions ("Restricted Stock"). It is intended that certain of the Options issued pursuant to the Amended Plan will constitute incentive stock Options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and the remainder of the Options issued pursuant to the Amended Plan will constitute nonstatutory Options. The Options and Restricted Stock are hereinafter referred to collectively as "Awards". /The Amended Plan shall be known as the "MGIC Investment Corporation 1991 Stock Incentive Plan."/

                 2.   ADMINISTRATION.

                       (a) Stock Award Committee. The Amended Plan shall be administered under the supervision of the Board of Directors of the Company (the "Board"), which shall exercise its powers, to the extent herein provided, through the agency of the Stock Award Committee (the "Committee"), which shall /be appointed from among its members who are not officers or employees of the Company./ [consist of at least two members and shall be appointed from among the members of the Board who are "Non-Employee Directors," as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any substitute provision therefor ("Rule 16b-3").] Any member of the Committee may resign or be removed by the Board and new members may be appointed by the Board. /Members of the Committee shall be disinterested persons as that term is defined in Subsection (c) of Section 240.16b-3 of the Code of Federal Regulations or any substitute provision therefor ("Rule 16b- 3")./ Additionally, the Committee shall be constituted so as to satisfy at all times the outside director requirement of Code Section 162(m) and the regulations thereunder/, taking into account any transitional rules/ [or any substitute provision therefor.]

                       (b) Rules and Regulations. The Committee, from time to time, may adopt rules and regulations for carrying out the provisions and purposes of the Amended Plan. The interpretation and construction of any provision of the Amended Plan by the Committee shall be final, conclusive and binding on all interested parties. In order to carry out its responsibilities, the Committee may execute such documents and enter into such agreements and make all determinations deemed necessary or advisable to effectuate the purposes of the Amended Plan.

                       (c)  Authority.   The Committee shall have all the
powers vested in it by the terms of the Amended Plan, such powers to include exclusive authority (/within the limitation/[subject to the terms] of the Amended Plan and applicable law) to select the persons to be granted Awards under the Amended Plan, to determine the type, size and terms of Awards to be made to each person selected, to determine the time when Awards will be granted and to establish objectives and conditions for earning Awards. The Committee shall determine which Options are to be Incentive Stock Options and which are to be nonstatutory Options and shall in each case enter into a written Option agreement with the recipient thereof (an "Option Agreement") setting forth the terms and conditions of the grant and the exercise of the subject Option, as determined by the Committee in accordance with the Amended Plan. To the extent that the aggregate fair market value of Common Stock with respect to which Incentive Stock Options under the Amended Plan and any other plans of the Company or its subsidiaries are exercisable by an /employee/[Employee (as hereinafter defined)] for the first time during any calendar year exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. To the extent the Code is amended from time to time to provide additional or different limitations on the grant of Incentive Stock Options, the foregoing limitation shall be considered to be amended accordingly. The Committee shall have full power and authority to administer and interpret the Amended Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Amended Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretation of the Amended Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it, shall be conclusive and binding on all parties concerned, including the Company, its subsidiaries, its shareholders, Participants (as defined in Section 4 below) and any employee of the Company or its subsidiaries. The Committee may delegate duties to any person or persons; provided, that, no delegation of duties is permitted /which would cause the Amended Plan not to satisfy the disinterested administration requirement of Rule 16b-3/ [with respect to (i) any grant, award or other acquisition from the Company if the person or persons to whom duties are delegated would not satisfy the standard of Rule 16b-3(d)(1)] or the requirements of Section 162(m) of the Code/, taking into account any applicable transitional rules./ [and (ii) any disposition to the Company if the person or persons to whom duties are delegated would not satisfy the standard of Rule 16b-3(d)(1).]

                       (d) Records. The Committee shall maintain a written record of its proceedings. A majority of the Committee members shall constitute a quorum for any meeting. Any determination or action of the Committee may be made or taken by a majority of the members present at any such meeting, or without a meeting by a resolution or written memorandum concurred in by all of the members then in office.

                      3. STOCK SUBJECT TO /OPTION/[AWARDS]. The aggregate number of shares of Common Stock for which Awards may be granted under the Amended Plan shall not exceed /2,000,000/ [3,500,000] shares, subject to adjustment as provided in /paragraph/ [Section] 8 below. If, and to the extent that, Options granted under the Amended Plan terminate or expire without having been exercised, or shares of Restricted Stock under the Amended Plan are forfeited, the shares covered by such terminated or expired Options or forfeited Restricted Stock, as the case may be, may be the subject of further grants under the Amended Plan. Restricted Stock granted under the Amended Plan and shares issued upon the exercise of any Option granted under the Amended Plan may be, at the Company's discretion, shares of authorized and unissued Common Stock, shares of issued Common Stock held in the Company's treasury or reacquired shares or any combination thereof. The foregoing notwithstanding, the maximum number of shares of Restricted Stock for which Awards may be granted is /100,000/ [200,000] shares.

                      4. /EMPLOYEES/ [PERSONS] ELIGIBLE. Under the Amended Plan, [(i)] Awards may be granted to any key employee or executive officer of the Company who is an employee of the Company or its subsidiaries[, including any employee who is also a member of the Board (an "Employee") and (ii) shares of Restricted Stock shall be awarded to each Non-Employee Director under the Deposit Share Program, as provided herein. "Non-Employee Director" means a member of the Board who is not an employee of the Company or of any person, directly or indirectly, controlling, controlled by or under common control with the Company and is not a member of the Board representing a holder of any class of securities of the Company]. In determining the /person/ [Employees] to whom Awards are to be granted and the number of shares to be covered by an Award, the Committee shall take into consideration the /person/ [Employee]'s present and potential contribution to the success of the Company and such other factors as the Committee may deem proper and relevant. /A person/ [An Employee] receiving an Award [, and a Non- Employee Director receiving shares of Restricted Stock] under the Amended Plan /is/ [are individually] hereinafter referred to as a "Participant". In no event may Awards be granted to any one Participant for more than twenty percent (20%) of the aggregate number of shares of Common Stock for which Awards may be granted under the Amended Plan, including for this purpose Awards granted to such Participant which are subsequently cancelled, forfeited or otherwise terminated.

                      5.  PROVISIONS APPLICABLE TO OPTIONS.

                      (a) Price and Type of Options. The purchase price of each share of Common Stock under any Option granted under the Amended Plan shall be as determined by the Committee in its sole discretion, but shall not be less than the /fair market value/ [Fair Market Value] thereof [(determined in a manner equivalent to the determination under Section 6(e), unless in the case of Incentive Stock Options, the Code requires a different method, in which case the method required by the Code shall be followed for Incentive Stock Options)] on the date of grant. The type of Option granted shall be as determined by the Committee, but any Incentive Stock Options granted shall be subject to such terms and conditions as are required for the qualification as such by the Code on the date of grant. Any Options granted under the Amended Plan shall be clearly identified as Incentive Stock Options or nonstatutory stock Options.

                      (b) Exercisability of Options. The Committee shall determine when and to what extent an Option shall be vested; and may provide for Options to be vested based upon such performance related goals as the Committee in its sole discretion deems appropriate ("Performance Goals"). The Committee may, in its sole discretion, also provide that some or all Options granted shall immediately become vested or exercisable as of a date fixed by the Committee upon a change in control of the Company as defined by the Committee or in the event of a sale, lease or transfer of all or substantially all of the Company's assets, equity securities or businesses, or merger, consolidation or other business combination of the Company. The Committee may also if it so elects make any such action contingent upon consummation of the event which prompted the action.

                      (c) Termination of Options. The unexercised portion of any Option granted under the Amended Plan shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                            (i) Thirty (30) days after the termination of the Participant's employment with the Company [and all subsidiaries thereof] for any reason (including, without limitation, disability, or termination by the Company /or a subsidiary/ [and all subsidiaries] thereof, with or without cause) other than by reason of the Participant's death, retirement from the Company [and all subsidiaries thereof] after reaching age 55 and after having been employed by the Company [or any subsidiary thereof] for at least seven (7) years or [a] /an approved/ leave of absence [approved by the Company];

                            (ii) Three Hundred Sixty-Five (365) days after the termination of the Participant's employment with the Company [and all subsidiaries thereof] by reason of the Participant's death, or by reason of the Participant's retirement from the Company [and all subsidiaries thereof] after reaching age 55 and after having been employed by the Company [or any subsidiary thereof] for at least seven (7) years;

                            [(iii)  Thirty (30) days after expiration or
                      termination of a leave of absence approved by the Company unless the Participant becomes reemployed with the Company or any subsidiary prior to such 30-day period in which event the Option shall continue in effect in accordance with its terms;]

                            [(iv)]  The expiration of the Option Period [(]as
                      hereinafter defined[)]; or

                            [(v)]  In whole or in part, at such earlier time
                      or upon the occurrence of such earlier event as the Committee in its discretion may have provided upon the granting of such Option.

                 (d) Term of Options. The term of each Option granted under the Amended Plan will be for such period (herein referred to as the "Option Period") of not less than seven (7) years and not more than ten (10) years as the Committee shall determine. With respect to Incentive Stock Options, such term may not exceed ten (10) years or such other term provided in the Code. Each Option shall be subject to earlier termination as described under "Termination of Options" in subparagraph (c) above. An Option shall be considered granted on the date the Committee acts to grant the Option or such date thereafter as the Committee shall specify.

                 (e) Exercise of Options. Options granted under the Amended Plan may be exercised by the Participant, as to all or part of the shares covered thereby, in accordance with the terms of such Participant's Option Agreement. A partial exercise of an Option may not be made with respect to fewer than ten (10) shares unless the shares purchased are the total number then available for purchase under the Option. A Participant shall exercise such Option by delivering ten (10) days' [(or such shorter period as the Company shall permit)] prior written notice of the exercise thereof on a form prescribed by the Company to the Secretary of the Company at its principal office, specifying the number of shares to be purchased. The purchase price of the shares as to which an Option shall be exercised shall be paid in full in cash or its equivalent at the time of exercise.

                 The Participant shall be responsible for paying all withholding taxes[, if any,] applicable to any Option exercise and the Company shall have the right to take any action necessary to insure that the Participant pays the required withholding taxes. Upon payment of the Option purchase price and the required withholding taxes, the Company shall cause a certificate for the shares so purchased to be delivered to the Participant.

                 (f) Stock Withholding. Notwithstanding the terms of subparagraph (e) above, a Participant shall be permitted to satisfy the Company's withholding tax requirements by electing to have the Company withhold shares of Common Stock otherwise issuable to the Participant or to deliver to the Company shares of Common Stock having a fair market value on the date income is recognized pursuant to the exercise of an Option equal to the amount required to be withheld. The election shall be made in writing and shall be made according to such rules and in such form as the Committee may determine.

                 (g) Exercise of Options following Participant's Death. If a Participant dies ("Deceased Participant") while in the employ of the Company, and if the Deceased Participant's death occurs after the fiscal year in which the Option is granted and prior to the date the Option terminates, regardless of whether the Option is subject to exercise under the terms of the Option, such Option shall become immediately vested and exercisable by the personal representative of the Deceased Participant or the person to whom the Deceased Participant's rights under the Option would be transferred by law or applicable laws of descent and distribution. The Committee may also provide as to Options outstanding as of /the Effective Date/ [January 1, 1994] for a right to surrender the Option to the Company at a price equal to the difference between the aggregate Option price and the fair value of the Common Stock subject to the Option as of the Deceased Participant's death. The surrender shall also be subject to such terms and conditions as are determined by the Committee and set forth in the Option Agreement.

                 (h) Non-Transferability of Options. An Option /granted under the Amended Plan/ or any right evidenced thereby shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant's lifetime only by him or by his guardian or legal representative.

                 (i) Rights of Participant. The Participant shall have none of the rights of a shareholder of the Company with respect to the shares subject to any Option granted under the Amended Plan until a certificate or certificates for such shares shall have been issued upon the exercise of any Option.

                 6. RESTRICTED STOCK AWARDS. The Committee may make awards of Restricted Stock ("Restricted Stock Awards") to Participants [who are Employees, and shall make Awards to Non-Employee Directors], subject to the provisions of this Section 6 /and Section 13/.

                 (a) Restricted Stock Agreements. Restricted Stock Awards shall be evidenced by Restricted Stock agreements ("Restricted Stock Agreements") which shall conform to the requirements of the Amended Plan and may contain such other provisions (such as provisions for the protection of Restricted Stock in the event of mergers, consolidations, dissolutions and liquidations affecting either the Restricted Stock Agreement or the Common Stock issued thereunder) as the Committee shall deem advisable.

                 (b) Payment of Restricted Stock Awards. Restricted Stock Awards shall be made by delivering to the Participant or an Escrow Agent (as defined below) a certificate or certificates for such shares of Restricted Stock of the Company, as determined by the Committee ("Restricted Shares"), which Restricted Shares shall be registered in the name of such Participant. The Participant shall have all of the rights of a holder of Common Stock with respect to such Restricted Shares except as to such restrictions as appear on the face of the certificate. The Committee may designate the Company or one or more of its employees to act as custodian or escrow agent for the certificates ("Escrow Agent").

                 (c) Terms, Conditions and Restrictions. Restricted Shares shall be subject to such terms and conditions, including vesting and forfeiture provisions, if any, and to such restrictions against resale, transfer or other disposition [as may be provided in this Amended Plan and, consistent therewith,] as may be determined by the Committee at such time as it grants a Restricted Stock Award to a Participant. Any new or different Restricted Shares or other securities resulting from any adjustment of such Restricted Shares pursuant to Section 8 hereof shall be subject to the same terms, conditions and restrictions as the Restricted Shares prior to such adjustment. The Committee may in its discretion, remove, modify or accelerate the release of restrictions on any Restricted Shares as it deems appropriate. In the event of the Participant's death, all transfers or other restrictions to which the Participant's Restricted Shares are subject shall immediately lapse, and the Deceased Participant's legal representative or person receiving such Restricted Shares under the Deceased Participant's will or under the laws of descent and distribution shall take such Restricted Shares free of any such transfer or other restrictions.

                 (d) Dividends and Voting Rights. Except as otherwise provided by the Committee, during the restricted period the Participant shall have the right to receive dividends from and to vote the Participant's Restricted Shares.

                 (e) Deposit Share Program. Subject to the provisions set forth below and subject to rules established by the Committee, /Participants may,/ pursuant to the Company's Deposit Share Program, [(1) Employees may] elect to /receive/ [acquire] shares of Common Stock /in lieu/ [with a Fair Market Value up to a percentage designated by the Committee] of cash bonuses under the Company's incentive compensation programs designated by the Committee /("Bonus Shares")/ [, and (2) Non-Employee Directors shall be entitled to acquire shares of Common Stock with a Fair Market Value equal to up to 50% of the compensation of such Non-Employee Director for service as a director of the Company, including for service as a member of a Committee of the Board, during the preceding calendar year (in each case, "Deposit Shares").] /Bonus/ [Deposit] Shares shall be issued in an amount /equal to the dollar amount of bonuses/ [which] the Deposit Share Participant (as defined in Section 6(e)(i) below) elects to /receive in Common Stock (subject to Committee limits as provided for in Section 6(e)(i) below/ [use to acquire Common Stock (subject to limits provided in this Section 6(e))] divided by the Fair Market Value of a share of Common Stock on the Award Date (as defined in Section 6(e)(ii) below). For purposes hereof, the term "Fair Market Value" shall be as determined by the Committee, except that during any period the Common Stock is traded on a recognized exchange, Fair Market Value shall be based upon the /average of the highest and lowest market prices of/ [last] sales [price] of Common Stock on the principal securities exchange on which the same is traded on the Award Date or if no sales of Common Stock have taken place on such date, the /average of the highest and lowest market prices/ [last sales price] on the first date following the Award Date on which /selling prices are quoted/ [sales occur]. Deposit Share Participants electing to deposit /Bonus/ [Deposit] Shares with the Company under the Deposit Share Program and receive Restricted Stock Awards in connection therewith shall do so as follows:

                                  (i)  The Committee shall notify each
                 Participant [who is an Employee] selected to participate in the Deposit Share Program [and each Non-Employee Director (such Employees and Non-Employee Directors together referred to as] "Deposit Share Participant[s]") of the maximum [amount] /number (and any lesser number) of Bonus Shares/ [which] they are permitted to /acquire and deposit/ [use to acquire Common Stock to be deposited] with the Escrow Agent, and Deposit Share Participants may choose to deposit any number of /Bonus/ [Deposit] Shares they are permitted to deposit under the Committee rules (/Bonus/ [Deposit] Shares so acquired and deposited are herein sometimes referred to as the "Original Deposit"). /If the Amended Plan is not approved by the Company's shareholders as provided in Section 13, any election by a Deposit Share Participant to acquire Bonus Shares shall be cancelled, the Bonus Shares shall be returned to the Company, together with any dividends paid thereon (including Common Stock acquired with dividends paid thereon), and the Participant shall receive the cash amount used to acquire Bonus Shares together with interest determined by the Committee as appropriate. Such cancellation shall also cause a cancellation of any Restricted Shares deposited by the Company and a forfeiture of any dividends paid on the Restricted Shares (including Common Stock acquired with dividends paid on Restricted Shares)./

                                  (ii)  Deposit Share Participants must make
                 their irrevocable election on or before the date designated by the Committee or if no date is designated, then at least thirty (30) days prior to the Award Date. The Award Date ("Award Date") for each year in which a Deposit Share Participant is eligible to receive [Deposit ] /Bonus/ Shares shall be February 15, or the Monday following February 15 in any year in which February 15 falls on a Saturday or Sunday, unless the Committee designates a different Award Date. [The Award Date for Employees and Non-Employee Directors need not be the same.] /Deposit Share Participants who are subject to the provisions of Section 16 of the Securities and Exchange Act of 1934, as amended, must make their irrevocable election on or before the date designated by the Committee or if no such date is designated, then before July 15 of the year preceding the Award Date, but in any event at least six (6) months prior to the Award Date unless the Committee establishes a different date./ The Committee shall have the discretion to waive any date or deadline established pursuant to this section. The Committee may also allow a Deposit Share Participant [who is an Employee to acquire Deposit Shares in lieu of a bonus, or] to deliver a check equal to the dollar amount of bonuses for which the Deposit Share Participant /elects to receive/ [may purchase Deposit] /Bonus/ Shares, in which case the full amount of the cash bonus (less applicable withholding) will be paid to the /Deposit Share Participant and the Deposit Share Participant/ [Employee and the Employee] shall deliver a check to the Company, subject to the limitations established by the Committee.

                                  (iii)  All elections shall be in writing and
                 filed with the Committee or its designee. Such elections may, if permitted by the Committee, also specify one of the following alternatives regarding the manner in which dividends are paid on all deposited stock (including /Bonus/ [Deposit] Shares, shares purchased with dividends, if any, and matching Restricted Shares (but only if the Committee allows dividends on such Restricted Shares to be paid and credited)):

                                        (1)  Dividends shall be accumulated by
                 the Escrow Agent for the purchase of additional shares for the Deposit Share Participant's account; or

                                        (2)  Dividends shall be paid currently
                 to the Deposit Share Participant.

                 /Prior to the date the Amended Plan is approved by the Company's shareholders, dividends shall be accumulated by the Escrow Agent for the purchase of additional shares of Common Stock for the Deposit Share Participant's account. Subsequent to the date of shareholder approval, a/ [A] Deposit Share Participant shall be deemed to have elected Alternative (1) unless or until the Deposit Share Participant delivers written notice to the /Vice President-Human Resources/ [Company] selecting Alternative (2) as the method by which dividends are to be paid and credited.

                       (iv) As soon as practicable following an Original Deposit, the Company shall match the /Bonus/ [Deposit]
                 Shares deposited with the Escrow Agent for the Deposit Share Participant's account by depositing [(1) for an Employee,] up to one (1) Restricted Share for each /Bonus/[Deposit] Share in the Original Deposit, as determined by the Committee /.The/ [, and (2) for a Non-Employee Director, One (1) Restricted Share for each Deposit Share in the Original Deposit. Restricted Shares shall be distributed to the Deposit Share Participant entitled thereto as promptly as practicable after they vest.]

                       [(v)  With respect to Employee, the] /The/ Restricted
                 Shares deposited by the Company shall vest in accordance with the schedule determined by the Committee. /Restricted Shares shall be distributed promptly as they vest./ [With respect to Non- Employee Directors, one-half of the Restricted Shares shall vest on the third anniversary of the date of the Award and the remaining one-half of the Restricted Shares shall vest on the sixth anniversary of the date of the Award. Awards of Restricted Stock shall be forfeited upon the Non-Employee Director ceasing to be a director of the Company for any reason, except in the case of death, as hereinafter provided in Section 6(e)(ix), except in the case of a Permissible Event (as hereinafter defined) or except as otherwise provided by the Committee. If a

                 Non-Employee Director ceases to be a director by reason of a Permissible Event, the Restricted Shares shall vest, with respect to each vesting period as established under the Award, at the date the Non-Employee Director ceases to be a director (the "Termination Date") in a percentage (computed to the nearest whole percent) equal to the number of days elapsed from the Award Date to the Termination Date, divided by the number of days in the applicable vesting period. Any Restricted Shares that do not vest by reason of a Permissible Event shall be forfeited unless otherwise provided by the Committee. A Permissible Event shall be any termination of service as a director of the Company by reason of:]

                                  [(1)  the Non-Employee Director being
                 ineligible for continued service as a director of the Company under the Company's retirement policy; or]

                                  [(2)  the Non-Employee Director's taking a
                 position with or providing services to a governmental, charitable or educational institution whose policies prohibit continued service on the Board or due to the fact that continued service as a director would be a violation of law.]

                 [The Committee may, in its sole discretion, provide that some or all Restricted Stock shall immediately become vested in the circumstances with respect to immediate vesting of Options contemplated by Section 5(b).]

                                  /(v)/ [(vi)]  Shares purchased with dividends
                 paid on deposited stock (Original Deposit, Restricted Stock or any shares purchased with dividends) may be withdrawn from a Deposit Share Participant's account at any time /subsequent to the date the Amended Plan is approved by the Company's shareholders/.

                                  /(vi)/ [(vii)]  A Deposit Share Participant's
                 interests in the Original Deposit or the Restricted Stock may not be sold, pledged, assigned or transferred in any manner, other than by will or the laws of descent and distribution, so long as such shares are held by the Escrow Agent, and any such sale, pledge, assignment or other transfer shall be null and void; provided, however, a pledge of the Deposit Share Participant's interest in the Original Deposit may be permitted in accordance with rules which the Committee may establish. [To the extent Restricted Shares become vested, at the same time as Restricted Shares are released by the Escrow Agent, the Escrow Agent shall also release a percentage (computed to the nearest whole percent) of the Original Deposit equal to the number of Restricted Shares then being released, divided by the number of Restricted Shares deposited by the Company with respect to the Original Deposit.]

                                  /(vii)/ [(viii)]  /Subsequent to the approval
                 of the Amended Plan by the Company's shareholders as provided for in Section 13, any/ [Any] or all of the

                 Original Deposit may be withdrawn at any time. Such withdrawal shall cause a forfeiture of any non-vested Restricted Shares attributable to the /Bonus/ [Deposit] Shares being withdrawn. Any /Bonus/ [Deposit] Shares withdrawn shall be deemed to have been withdrawn under /paragraph 6(e)(v)/ [Section 6(e)(vi)] to the extent there are any such shares, and then under this /paragraph 6(e)(v)/ [Section 6(e)(viii)].

                                  /(viii)/ [(ix)]  In the event the /Deposit
                 Share Participant's/ employment with the Company or its subsidiaries [of a Deposit Share Participant who is an Employee] is terminated during the vesting period by reason of the Deposit Share Participant's death, the vesting requirements shall be deemed fulfilled upon the date of such termination of employment/, subject to approval of the Amended Plan by the Company's shareholders prior to September 1, 1994/. [In the event a Non-Employee Director's service as a director of the Company is terminated during the vesting period by reason of the Non- Employee Director's death, the vesting requirements shall be deemed to be fulfilled on the date of such termination of service.]

                                  /(ix)/ [(x)]  In the event /of/ [the]
                 /Deposit Share Participant's termination of/ employment with the Company and its subsidiaries [of a Deposit Share Participant who is an Employee is terminated] during the vesting period for any reason other than death, the Restricted Shares, to the extent not otherwise vested, shall automatically be forfeited and returned to the Company unless the Committee shall, in its sole discretion, otherwise provide.

                 7. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Amended Plan or in any Award granted under the Amended Plan [to a Participant who is an Employee] shall confer upon any [such] Participant the right to continue in the employment of the Company or affect the right of the Company to terminate [such] a Participant's employment at any time, nor cause any Award granted to become exercisable as a result of the election by the Company of its right to terminate at any time the employment of [such] a Participant subject, however, to the provisions of any agreement of employment between the Company and /the/ [such] Participant. [Nothing in the Amended Plan or in any Award of Restricted Stock under the Amended Plan to a Participant who is a Non-Employee Director shall confer upon such Director the right to continue as a member of the Board.]

                 8. DILUTION AND OTHER ADJUSTMENTS. In the event of any change in the outstanding shares of the Company ("capital adjustment") for any reason including, but not limited to, any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event, an adjustment in the number or kind of shares of Common Stock subject to, the Option price per share under, and (if appropriate) the terms and conditions of, any outstanding Award, shall be modified or provided for by the Committee in a manner consistent with such capital adjustment, and the shares reserved for issuance under this

Amended Plan shall likewise be modified. The determination of the Committee as to any such adjustment shall be conclusive and binding for all purposes of the Amended Plan.

                 9. FORM OF AGREEMENTS WITH PARTICIPANTS. Each Option Agreement and/or Restricted Stock Agreement to be executed by a Participant shall be in such form as the Committee shall in its discretion determine.

                 10. LEGEND ON CERTIFICATES; RESTRICTIONS ON TRANSFER. The Company may, to the extent deemed necessary or advisable, endorse an appropriate legend referring to any restrictions imposed by state law or the Securities Act of 1933, as amended, upon the certificate or certificates representing any shares issued or transferred to the Participant /upon the exercise of any option granted under the Amended Plan/ [pursuant to Awards].

                 11. SECURITIES ACT COMPLIANCE. Notwithstanding any provision of the Amended Plan to the contrary, the Committee shall take whatever action it may consider necessary or appropriate to comply with the Securities Act of 1933, as amended, or any other then applicable securities law, including limiting the granting and exercise of Options or the issuance of shares thereunder.

                 12. AMENDMENT, EXPIRATION AND TERMINATION OF THE AMENDED PLAN. Under the Amended Plan, Awards may be granted at any time and from time to time before the tenth anniversary date of adoption of amendments to this /Amended/ Plan by the Company's Board of Directors [on January 27, 1994 (the date on which this Plan was last previously amended)] at which time the Amended Plan will expire, except as to Awards then outstanding. The foregoing notwithstanding, no Incentive Stock Options may be granted after January 1, 2001. The Amended Plan will remain in effect with respect to outstanding Awards until such Awards have been exercised or have expired, as the case may be. The Amended Plan may be terminated or modified at any time by the Board of Directors before the expiration of the Amended Plan, except with respect to any Awards then outstanding under the Amended Plan, provided that /no such amendment may be adopted that would cause the Amended Plan not to qualify under Rule 16b-3, and that/ any increase in the maximum number of shares subject to Awards specified in Section 3 or in Section 4 hereof shall be subject to the approval of the Company's shareholders unless made pursuant to the provisions of Section 8 hereof. No amendment of the Amended Plan shall adversely affect any right of any Participant with respect to any Award theretofore granted under the Amended Plan.

                 13. EFFECTIVE DATE. /The Effective Date of the Amended Plan is January 1, 1994, subject to approval of the amended Plan by the Company's shareholders prior to September 1, 1994./ If the Amended Plan is not approved by the Company's shareholders prior to September 1, /1994/ [1997], the MGIC Investment Corporation 1991 Stock /Option/ [Incentive] Plan as in effect immediately prior to /the Effective Date/ [March 6, 1997] shall remain in effect and shall not be deemed to have been amended.

                 14. GOVERNING LAW. The Amended Plan and any Option Agreement and/or Restricted Stock Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the choice of law rules, of the State of Wisconsin.

                          MGIC INVESTMENT CORPORATION
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 1, 1997
              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
                  DIRECTORS OF MGIC INVESTMENT CORPORATION

     The undersigned hereby appoints WILLIAM H. LACY and SHELDON B. LUBAR, and either one of them, as proxy and attorney-in-fact of the undersigned, with full power of substitution, to represent and vote, as designated below, all shares of Common Stock of MGIC Investment Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of such Corporation to be held in Vogel Hall, Marcus Center for the Performing Arts, 123 East State Street, Milwaukee, Wisconsin, on Thursday, May 1, 1997, 9:00 a.m. Central Time, and at any adjournment thereof.


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1 AND FOR ITEMS 2 AND 3.

     The undersigned acknowledges receipt of the Annual Report of the Corporation and the Notice of the Annual Meeting and accompanying Proxy Statement of the Corporation.




              DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED



                   MGIC INVESTMENT CORPORATION ANNUAL MEETING

The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR Items 2 and 3.





1.  ELECTION OF DIRECTORS   1 - KARL E. CASE       2 - WILLIAM A. MCINTOSH   / /FOR all listed nominees
                            3 - LESLIE M. MUMA     4 - PETER J. WALLISON    / / WITHHOLD AUTHORITY to vote for all listed nominees

(Instructions:  To withhold authority to vote for any indicated
nominee, write the number(s)  of the nominee(s) in the box provided to
the right.)                                                                         /                               /
2.  Approve amendments to the MGIC Investment Corporation 1991 Stock Incentive Plan.       / /FOR   / /AGAINST  / /ABSTAIN
3.  Ratify the appointment of Price Waterhouse LLP as the independent accountants of the
    Corporation.                                                                           / /FOR   / /AGAINST  / /ABSTAIN
4.  In his discretion, each Proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.
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
Address Change?          Date _______________________  NO. OF SHARES
MARK BOX        / /                                    /        /
Indicate changes below:



                                                       SIGNATURE(S) IN BOX
                                                       NOTE:  Please sign exactly as your name appears hereon.  Joint owners should each sign personally.  A corporation should sign full corporate name by duly authorized officers and affix corporate seal.  When signing as attorney, executor, administrator, trustee or guardian, give full title as such.
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